UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 19, 2011
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3711 South MoPac Expressway
Building Two
Austin, Texas 78746
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

SolarWinds, Inc. (the “Company”) held its 2011 annual meeting of stockholders on May 19, 2011.  The matters voted upon at the meeting and the results of those votes were as follows:

Proposal One:  Election of Class II Directors

Board Nominee	For	Withheld	Broker Non-Votes
Mark Bonham	64,056,275	132,303	3,700,183
Steven M. Cakebread	64,076,940	111,638	3,700,183
Roger J. Sippl	64,075,853	112,725	3,700,183

Proposal Two:  Ratification of PricewaterhouseCoopers LLP as 2011 independent public accounting firm

For	Against	Abstain	Broker Non-Votes
67,855,824	11,988	20,949	—

Proposal Three:  Approval, by non-binding vote, of the compensation of the named executive officers

For	Against	Abstain	Broker Non-Votes
63,673,678	501,342	13,558	3,700,183

Proposal Four:  Recommendation, by non-binding vote, of the frequency of the advisory vote on executive compensation

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
15,679,102	540,819	47,934,544	34,113	3,700,183

The Company will conduct an annual advisory vote on the compensation of its named executive officers until the next vote on the frequency of stockholder votes with respect to executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.
Date: May 20, 2011	By: /s/ Michael J. Berry
Michael J. Berry Senior Vice President and Chief Financial Officer